Exhibit 99.1

Tallgrass Energy Partners Announces Increase of Revolving Credit Facility

LEAWOOD, Kansas—(BUSINESS WIRE)—Tallgrass Energy Partners, LP (NYSE: TEP) announced today that it has increased its revolving credit facility from $850 million to $1.1 billion, and has an option to further increase the revolving credit facility by up to an additional $400 million of commitments to $1.5 billion. The option may be exercised by TEP within six months of the closing of the facility, which was effective Nov. 24, 2015, and concurrent with or after the acquisition of at least an additional 10 percent interest in Pony Express. As of Sept. 30, 2015, TEP had $696 million drawn on its revolving credit facility.

“The increase in our credit facility and the additional committed option are indicative of the conservative and flexible capital structure that TEP has built,” said TEP President and CEO David G. Dehaemers Jr. “As of Sept. 30, 2015, our debt/EBITDA ratio was approximately 2.6x and we have consistently said that our long term debt/EBITDA ratio will target investment grade levels of between 3.0x to 4.0x. This credit facility will provide TEP with additional financing flexibility to continue to grow the partnership and its distributions, even during periods of capital market volatility. This gives us additional financial capacity to execute on our long-term plans and enables us to be patient when the capital markets are unreasonably shortsighted.”

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. TEP currently provides natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through its Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. It provides crude oil transportation to customers in Wyoming, Colorado and the surrounding regions through its membership interest in Tallgrass Pony Express Pipeline. TEP also provides services for customers in Wyoming through Tallgrass Midstream at its Casper and Douglas natural gas processing and its West Frenchie Draw natural gas treating facilities and provides water business services to customers in Colorado and Texas through BNN Water Solutions. TEP’s operations are strategically located in and provide services to certain key United States hydrocarbon basins, including the Denver-Julesburg, Powder River, Wind River, Permian and Hugoton-Anadarko Basins and the Niobrara, Mississippi Lime, Eagle Ford and Bakken shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the nature and character of TEP’s capital structure, the amount and timing of, and sources of financing for, any future growth opportunities for TEP, including any transactions involving additional equity interests in Pony Express and whether those opportunities will be accretive to TEP’s distributions. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TEP, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TEP with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TEP does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Tallgrass Energy Partners, LP

Investor and Financial Inquiries

Nate Lien, (913) 928-6012

investor.relations@tallgrassenergylp.com

or

Media and Trade Inquiries

Phyllis Hammond, (913) 928-6014

media.relations@tallgrassenergylp.com

2